Exhibit 99.01

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Immersion Corporation Reports Third Quarter 2013 Results

Record Revenue; Strong Future Growth Opportunities

SAN JOSE, Calif., October 31, 2013 — Immersion Corporation (NASDAQ: IMMR), the leading developer and licensor of touch feedback technology, today reported financial results for the third quarter ended September 30, 2013.

Quarterly Financial Results

Total revenues for the third quarter of 2013 were $11.3 million, an increase of 59% compared to $7.1 million for the third quarter of 2012. Royalty and license revenues of $11.0 million for the third quarter of 2013 were up 72% from the same period last year. Net income for the third quarter of 2013 was $1.2 million, or $ 0.04 per share. This compares to a net loss of $(3.0 million), or $(0.11) per share, for the third quarter of 2012. Adjusted EBITDA for the third quarter of 2013 was $3.3 million, compared to a loss of $(1.6 million) in the third quarter of 2012.

Business Highlights and Opportunities

In addition to posting strong financial results, Immersion achieved important milestones and continued to position itself to take advantage of strategic opportunities during the quarter, including:

•	Entering into a multi-year license agreement with Xiaomi, one of the fastest-growing smartphone makers in China, providing for recurring revenues and covering Immersion’s Basic Haptics IP and select TouchSense® and Integrator software solutions;

•	Expanding its license agreement with Samsung to enable Samsung to incorporate Immersion TouchSense technology into the recently-launched GALAXY Gear smartwatch, Samsung’s new wearable companion device that can communicate information to users through tactile notifications and alerts;

•	Receiving confirmation that Sony has exercised its option to license Immersion intellectual property for the DUALSHOCK®4 controller included in its soon-to-be-released PlayStation®4 console system; and

•	Making ongoing progress on its initiative to bring immersive and engaging touch feedback to mobile media such as advertising and entertainment content by refining its content enablement tools and technology, conducting usability research and user studies, and continuing to meet with potential ecosystem partners.

“We are pleased to post another consecutive quarter of robust year-over-year revenue growth and solid profitability as we generated record revenues for the third quarter period,” said Vic Viegas, chief executive officer of Immersion. “As we work to expand our customer base and global footprint, we achieved a key milestone during the quarter with the signing of our first direct license with a mobile OEM in China, Xiaomi. With the inclusion of our software in the Samsung GALAXY Gear, we established a presence in the emerging wearable device category, and with Sony’s exercise of its option to license our intellectual property for use in the PS4™, we are now well-positioned to continue our licensing success with a new generation of gaming products. We believe the opportunities for haptics will continue to expand in evolving form factors and methods for content consumption, and Immersion continues to explore and innovate ahead of the curve in order to capitalize on the growing role of haptics within the digital lifestyle.”

“As we enter the fourth quarter, we remain on track to achieve record top-line results in 2013. We are narrowing our revenue guidance to the high end of our previous range, and now expect annual revenues to be in the range of $46 million to $48 million, an increase of between 43% and 49% over last year’s revenue of $32.2 million. In addition, we continue to anticipate Adjusted EBITDA for 2013 to be in the range of $12 million to $15 million,” concluded Mr. Viegas.

As of September 30, 2013, Immersion’s cash, cash equivalents, and short-term investments were $64.7 million, compared to $43.5 million as of December 31, 2012.

Conference Call Information

Immersion will host a conference call with company management on Thursday, October 31, 2013 at 2:00 p.m. Pacific time (5:00 p.m. Eastern time) to discuss financial results for the third quarter ended September 30, 2013. To participate on the live call, analysts and investors should dial +1-877-941-1427 at least ten minutes prior to the start of the call. A live and archived webcast of the conference call will also be available for 90 days within the investor relations section of Immersion’s corporate Web site at www.immersion.com.

About Immersion (www.immersion.com)

Founded in 1993, Immersion (NASDAQ: IMMR) is the leading innovator in haptic technology; the company’s touch feedback solutions deliver a more compelling sense of the digital world. Using Immersion’s high-fidelity haptic systems, partners can transform user experiences with unique and customizable touch feedback effects; excite the senses in games, videos and music; restore “mechanical” feel by providing intuitive and unmistakable confirmation; improve safety by overcoming distractions while driving or performing a medical procedure; and expand usability when audio and visual feedback are ineffective. Immersion’s TouchSense technology provides haptics in mobile phone, automotive, gaming, medical and consumer electronics products from world-class companies. With over 1,400 issued or pending patents in the U.S. and other countries, Immersion helps bring the digital universe to life. Hear what we have to say at blog.immersion.com.

Use of Non-GAAP Financial Measures

Immersion reports all financial information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its ongoing operating results may be difficult to understand if limited to reviewing only GAAP financial measures. Immersion discloses this non-GAAP information, such as Adjusted EBITDA, because it is useful in understanding the company’s performance as it excludes non-cash and other special charges that many investors feel may obscure the company’s true operating performance. Likewise, management uses these non-GAAP financial measures to manage and assess the profitability of its business. Investors are encouraged to review the related GAAP financial measures.

Forward-looking Statements

This press release contains “forward-looking statements” that involve risks and uncertainties as well as assumptions that, if they never materialize or prove incorrect, could cause the results of Immersion Corporation and its consolidated subsidiaries to differ materially from those expressed or implied by such forward-looking statements.

All statements, other than the statements of historical fact, are statements that may be deemed forward-looking statements, including, but not limited to, the statements regarding our expectations relating to new growth opportunities and the expansion of addressable markets and long-term growth and our expectation that revenues for 2013 will be in the range of $46 million to $48 million and adjusted EBITDA for 2013 will be in the range of $12 million to $15 million.

Immersion’s actual results might differ materially from those stated or implied by such forward-looking statements due to risks and uncertainties associated with Immersion’s business, which include, but are not limited to, potential and actual claims and proceedings, including litigation involving Immersion’s intellectual property; delay in or failure to achieve commercial demand for Immersion’s or its licensees’ products; a delay in or failure to achieve the acceptance of force feedback as a critical user experience; unexpected difficulties in monetizing the patent portfolio; the commercial success of applications or devices into which Immersion’s technology is licensed, particularly for new and emerging applications; potentially lengthy sales cycles and design processes; unanticipated difficulties and challenges encountered in development efforts; unexpected costs; failure to retain key personnel; competition; the inherently uncertain nature of litigation which makes future outcomes and timing difficult to predict; the impact of global economic conditions and other factors. Many of these risks and uncertainties are beyond the control of Immersion.

For a more detailed discussion of these factors, and other factors that could cause actual results to vary materially, interested parties should review the risk factors listed in Immersion’s most recent Quarterly Report on Form 10-Q which is on file with the U.S. Securities and Exchange Commission. The forward-looking statements in this press release reflect Immersion’s beliefs and predictions as of the date of this release. Immersion disclaims any obligation to update these forward-looking statements as a result of financial, business, or any other developments occurring after the date of this release.

Immersion, the Immersion logo, TouchSense, HD Haptics and Reverb are trademarks of Immersion Corporation in the United States and other countries. All other trademarks are the property of their respective owners.

The use of the word “partner” or “partnership” in this press release does not mean a legal partner or legal partnership.

(IMMR – C)

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Immersion Corporation

Condensed Consolidated Balance Sheets

(In thousands)

	September 30, 2013 (Unaudited)	December 31, 2012 (1)
ASSETS
Cash and cash equivalents	$16,664	$4,558
Short-term investments	47,990	38,988
Accounts and other receivables, net	294	1,878
Inventories	0	141
Deferred income taxes	165	165
Prepaid expenses and other current assets	870	706

Total current assets	65,983	46,436
Property and equipment, net	984	1,281
Intangibles and other assets, net	17,165	15,725

TOTAL ASSETS	$84,132	$63,442

LIABILITIES
Accounts payable	$618	$338
Accrued compensation	3,353	2,502
Other current liabilities	1,379	1,022
Deferred revenue and customer advances	11,186	3,934

Total current liabilities	16,536	7,796
Long-term deferred revenue	8,045	10,221
Deferred income tax liabilities	165	165
Other long-term liabilities	551	619

TOTAL LIABILITIES	25,297	18,801
STOCKHOLDERS’ EQUITY	58,835	44,641

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$84,132	$63,442

(1)	Derived from Immersion’s annual audited consolidated financial statements.

Immersion Corporation

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2013	2012	2013	2012
Revenues:
Royalty and license	$10,951	$6,371	$34,580	$21,386
Product sales	12	529	44	1,145
Development contracts and other	379	242	779	778

Total revenues	11,342	7,142	35,403	23,309

Costs and expenses:
Cost of revenues	111	273	386	802
Sales and marketing	2,151	1,632	6,692	5,072
Research and development	2,640	2,088	7,876	6,406
General and administrative	4,533	5,750	14,647	14,882
Amortization and abandonment of intangibles	487	337	1,364	1,071

Total costs and expenses	9,922	10,080	30,965	28,233

Operating Income (loss)	1,420	(2,938)	4,438	(4,924)
Interest and other income	42	66	80	144

Income (loss) from continuing operations before provision for income taxes	1,462	(2,872)	4,518	(4,780)
Provision for income taxes	(257)	(118)	(284)	(737)

Income (loss) from continuing operations	1,205	(2,990)	4,234	(5,517)
Discontinued operations:
Gain on sales of discontinued operations	0	0	0	153

Net Income (loss)	$1,205	$(2,990)	$4,234	$(5,364)

Basic net income (loss) per share
Continuing operations	$0.04	$(0.11)	$0.15	$(0.20)
Discontinued operations	$0.00	$0.00	$0.00	$0.01

Total	$0.04	$(0.11)	$0.15	$(0.19)

Shares used in calculating basic net income (loss) per share	28,558	27,658	28,047	27,885

Diluted net income (loss) per share
Continuing operations	$0.04	$(0.11)	$0.14	$(0.20)
Discontinued operations	$0.00	$0.00	$0.00	$0.01

Total	$0.04	$(0.11)	$0.14	$(0.19)

Shares used in calculating diluted net income (loss) per share	29,653	27,658	29,205	27,885

Immersion Corporation Reconciliation of GAAP Net Income to Adjusted EBITDA (In thousands) (Unaudited)
	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2013	2012	2013	2012
GAAP Net Income (Loss)	$1,205	$(2,990)	$4,234	$(5,364)
Interest and other income	(42)	(66)	(80)	(144)
Provision for income taxes	257	118	284	737
Depreciation and amortization	146	163	459	490
Amortization and impairment of intangibles	487	337	1,364	1,071
Stock-based compensation	1,249	808	3,438	2,346
Discontinued operations	0	0	0	(153)

Total adjustments	2,097	1,360	5,465	4,347
Adjusted EBITDA	$3,302	$(1,630)	$9,699	$(1,017)